INDEPENDENT  AUDITORS'  CONSENT



We agree to the inclusion in this Form 10-SB of our report, dated February 16, 2000, on our audit of the financial statements of 649.com, Inc. (formerly, Market Formulation and Research Corp.) as of December 31, 1999 and for Each of the Years in the Two Year Period Then Ended, and for the Period from Inception, June 13, 1990 Through December 31, 1999 (unaudited).



                                           /s/  Haskell  & White  LLP
                                           HASKELL & WHITE LLP

Irvine,  California
April  14,  2000